As filed with the Securities and Exchange Commission on March 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lazard, Inc.
Lazard Group LLC
(Exact name of registrant as specified in its charter)

Delaware	98-0437848
Delaware	51-0278097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
30 Rockefeller Plaza,
New York, New York 10112
(212) 632-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christian A. Weideman
Lazard, Inc.
30 Rockefeller Plaza
New York, New York 10112
(212) 632-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Catherine M. Clarkin
Stephen M. Salley
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Lazard, Inc.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units
Guarantees
Senior Debt Securities
Subordinated Debt Securities
Lazard, Inc. may from time to time offer to sell common stock, preferred stock, warrants, stock purchase contracts, stock purchase units, guarantees of debt securities, or any combination of the foregoing securities, in one or more offerings. The preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock of Lazard, Inc. or debt or equity securities of one or more other entities. In addition, Lazard Group LLC may from time to time offer to sell senior debt securities or subordinated debt securities. Any debt securities offered by Lazard Group LLC will be fully and unconditionally guaranteed by Lazard, Inc.
These securities may be offered independently or together in any combination for sale directly to purchasers or through underwriters, dealers, agents, or other counterparties to be designated at a future date.
In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Lazard, Inc.’s common stock is traded on the New York Stock Exchange under the symbol “LAZ.”

Investing in any of the securities offered hereby involves risks. See “Risk Factors” on page 6 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, any related free writing prospectus, and under similar headings in the other documents that we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be offered and sold to or through underwriters, dealers, or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus dated March 14, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), with the United States Securities and Exchange Commission (the “Commission”) using the “automatic shelf” registration process. Under this automatic shelf registration process, Lazard, Inc., Lazard Group LLC, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings in amounts to be determined at the time of any such offerings.
This prospectus provides you with a general description of the securities Lazard, Inc., Lazard Group LLC, or a selling security holder may offer. Each time Lazard, Inc., Lazard Group LLC, or, under certain circumstances, our security holders, sell securities, a prospectus supplement to this prospectus will be provided that will contain specific information about the terms and the means of distribution of that offering. The prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add to, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before investing in any of the securities offered by this prospectus.
Each prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to Lazard, Inc. or Lazard Group LLC, as applicable, for the securities, the net proceeds to Lazard, Inc. or Lazard Group LLC, as applicable, the manner of distribution, any underwriting compensation, and the other specific material terms related to the offering of the securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
On January 1, 2024, we completed our conversion (the “Conversion”) from an exempted company incorporated under the laws of Bermuda named Lazard Ltd to a U.S. C-Corporation named Lazard, Inc., a company incorporated under the laws of the State of Delaware. Pursuant to the Conversion, each share of Lazard Ltd common stock was converted into one share of Lazard, Inc. common stock.
In this prospectus, unless the context otherwise requires, the terms:
•“Lazard,” “we,” “our,” “us,” the “Company,” and similar terms mean (i) Lazard, Inc. and its subsidiaries following the Conversion and (ii) Lazard Ltd and its subsidiaries prior to the Conversion.
•“Lazard Group” refers to Lazard Group LLC, a Delaware limited liability company that is the current holding company for substantially all of the subsidiaries that conduct Lazard’s business (which we refer to in this prospectus as “our business”).
References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP,” including all of the financial statements incorporated by reference or included in this prospectus. Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have not authorized any other person to provide you with any information other than that contained or incorporated by reference into this prospectus or any accompanying supplement to this prospectus or any free writing prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus, any accompanying supplement to this prospectus, or any free writing prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus, any accompanying supplement to this prospectus, or any free writing prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
The information in this prospectus, any accompanying supplement to this prospectus, or any free writing prospectus is accurate only as of the dates of the applicable documents. Our business, financial condition, results of operations, and prospects may have changed since such dates.

LAZARD, INC. AND LAZARD GROUP LLC
Founded in 1848, Lazard is one of the world’s preeminent financial advisory and asset management firms, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals.
Lazard, Inc. first incorporated and commenced its existence in Bermuda on October 25, 2004 (then a Bermuda exempted company known as Lazard Ltd) and continued its existence as a Delaware corporation on January 1, 2024. Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Our principal executive offices are located in the United States at 30 Rockefeller Plaza, New York, New York 10112, with a general telephone number of (212) 632-6000, in France at 175 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11, and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. We also maintain a registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. We maintain a public website at https://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus or the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION
Lazard, Inc. files current, annual, and quarterly reports, proxy statements, and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Commission. Lazard, Inc.’s filings are available to the public from the Commission’s internet site at https://www.sec.gov.
We maintain a public website at https://www.lazard.com. The information contained on or connected to our website and social media sites is not a part of this prospectus or the registration statement of which this prospectus is a part.
We are “incorporating by reference” into this prospectus specific documents that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file subsequently with the Commission and incorporate herein as set forth in the next sentence will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the Commission (in each case, excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. This prospectus is part of a registration statement filed with the Commission.
Pursuant to Rule 3-10 of Regulation S-X under the Securities Act, this prospectus does not contain or incorporate by reference separate financial statements for Lazard Group because Lazard Group is a consolidated subsidiary of Lazard, Lazard files consolidated financial information under the Exchange Act, and Lazard will fully and unconditionally guarantee the debt securities that may be issued by Lazard Group from time to time.
We are “incorporating by reference” into this prospectus the following documents filed with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
1.the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on February 24, 2025;
2.the Company’s Current Reports on Form 8-K, as filed with the Commission on January 30, 2025 (Item 8.01 only) and March 3, 2025 (Item 5.02 only);
3.portions of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on May 9, 2024, as filed with the Commission on March 21, 2024 that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on February 23, 2024; and
4.the description of the Company’s common stock, contained in Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on February 24, 2025, and all amendments or reports filed for the purpose of updating such description.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard, Inc., 30 Rockefeller Plaza, New York, New York 10112, or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at https://www.lazard.com. The information contained on or connected to our website is not a part of this prospectus or the registration statement of which this prospectus is a part.
This prospectus, any accompanying prospectus supplement, and information incorporated by reference herein and therein, contain summaries of certain agreements that we have filed as exhibits to various filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement, or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in our securities described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by annual, quarterly, and other reports and documents we file with the Commission on or after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement relating to specific offerings of securities. See “Where You Can Find More Information” for information about how you can obtain copies of these documents. If any of the events or developments described actually occurred, our business, financial condition, or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, and the information incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements can be located in this prospectus and in the information incorporated by reference in this prospectus under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other sections of this prospectus and in other information incorporated by reference in this prospectus.
In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties, and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives, and anticipated trends in our business.
These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, the numerous risks and uncertainties outlined under the caption “Risk Factors” above and in the documents incorporated by reference into this prospectus, including the following:
•adverse general economic conditions or adverse conditions in global or regional financial markets;
•a decline in our revenues, for example due to a decline in overall mergers and acquisitions (“M&A”) activity, our share of the M&A market or our assets under management (“AUM”);
•losses caused by financial or other problems experienced by third parties;
•losses due to unidentified or unanticipated risks;
•a lack of liquidity, i.e., ready access to funds, for use in our businesses;
•competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•changes in relevant tax laws, regulations, or treaties or an adverse interpretation of these items.
These risks and uncertainties are not exhaustive. Other sections of this prospectus or the information incorporated by reference herein may describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
As a result, there can be no assurance that the forward-looking statements included in this prospectus or the information incorporated by reference herein will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements, or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:
•financial goals, including ratios of adjusted compensation and benefits expense to adjusted net revenue;
•ability to deploy surplus cash through dividends, share repurchases, and debt repurchases;
•ability to offset stockholder dilution through share repurchases;
•possible or assumed future results of operations and operating cash flows;
•strategies and investment policies;
•financing plans and the availability of short-term borrowing;
•competitive position;
•future acquisitions or other strategic transactions, including the consideration to be paid and the timing of consummation;
•potential growth opportunities available to our businesses;
•potential impact of investments in our technology infrastructure and data science capabilities;
•recruitment and retention of our managing directors and employees;
•potential levels of expense, including adjusted compensation and benefits expense, and adjusted non-compensation expense;
•potential operating performance, achievements, productivity improvements, efficiency, and cost reduction efforts;
•statements regarding ESG goals and initiatives;
•likelihood of success and impact of litigation;
•expected tax rates, including effective tax rates;
•changes in interest and tax rates;
•availability of certain tax benefits, including certain potential deductions;
•potential impact of certain events or circumstances on our financial statements and operations;
•changes in foreign currency exchange rates;
•expectations with respect to the economy, the securities markets, the market for mergers, acquisitions, restructuring and other financial advisory activity, the market for asset management activity, and other macroeconomic, regional, and industry trends;
•effects of competition on our business; and
•impact of new or future legislation and regulation, including tax laws and regulations, on our business.
The Company is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, the Company uses its website and social media sites to convey information about its businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical, and business-related information, and the posting of updates of AUM in various mutual funds, hedge funds, and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard Group and its operating company websites through https://www.lazard.com. The

Company’s websites and social media sites, and the information contained therein or connected thereto, shall not be deemed to be incorporated into this prospectus.

SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because the registrants are WKSIs, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion, or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer, or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts, or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold, and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include additions to working capital, repayment of indebtedness, the financing of possible acquisitions and investments, stock repurchases, or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement.

GUARANTOR DISCLOSURES
Lazard will guarantee the debt securities of Lazard Group, as described in “Description of Debt Securities We May Offer” in this prospectus, and as may be further described in an applicable prospectus supplement. Any such guarantees by Lazard will be full and unconditional guarantees to the holders of each series of such guaranteed debt securities. Lazard Group is consolidated into the financial statements of Lazard.
Lazard and Lazard Group have filed this prospectus with the Commission registering, among other securities, debt securities of Lazard Group, which will be fully and unconditionally guaranteed by Lazard. As such debt securities will be guaranteed by Lazard, pursuant to Rule 3-10 of Regulation S-X, separate consolidated financial statements of Lazard Group have not been presented. As permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Lazard Group because the combined assets, liabilities, and results of operations of Lazard and Lazard Group are not materially different than the corresponding amounts in Lazard’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

DESCRIPTION OF COMMON STOCK WE OR SELLING SECURITY HOLDERS MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following summary is a description of the material terms of our common stock. The prospectus supplement related to any offering of our common stock will contain a discussion of any material United States Federal income tax considerations applicable to such offering of common stock. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is in incorporated by reference herein. See “Where You Can Find More Information” for information about how you can obtain copies of these documents.
General
We currently have 500,000,000 authorized shares of common stock, par value $0.01 per share.
Voting
Each share of our common stock entitles its holder to one vote per share. The members of our board of directors are periodically elected by the common stockholders. Generally, in matters other than the election of directors, all matters to be voted on by common stockholders require approval in a meeting by a majority of the shares of our common stock present in person or represented by proxy at the meeting. In general, amendments to the Certificate of Incorporation or By-laws and removal of a director for cause require approval by a majority of the votes entitled to be cast by all holders of our outstanding common stock. Furthermore, amendments by stockholders to the Certificate of Incorporation or By-laws that would alter, revoke, or amend provisions of the Certificate of Incorporation or By-laws relating to the size or classified nature of the board of directors, the election of directors, the ability to remove directors only for cause, the exculpation and indemnification of directors or officers, and certain other matters require approval by at least 66 2/3% of the votes entitled to be cast by all holders of our outstanding common stock. Directors (of the applicable class then expiring) are generally elected at an annual meeting by a plurality of votes cast at the meeting of holders of our common stock. Holders of shares of common stock do not have the right to cumulate their votes in the election of directors.
Dividends and Distribution
The holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds. Subject to compliance with applicable law, we currently intend to declare quarterly dividends on all outstanding shares of our common stock.
The declaration of any dividends and, if declared, the amount of any such dividend will be subject to the actual future earnings, cash flow, and capital requirements of our Company, to the amount of distributions to us from Lazard Group, and to the discretion of our board of directors. Our board of directors will take into account:
•general economic and business conditions;
•our financial results;
•capital requirements of our subsidiaries;
•contractual, legal, tax, and regulatory restrictions on and implications of the payment of dividends by us to our stockholders or by our subsidiaries (including Lazard Group) to us; and
•such other factors as our board of directors may deem relevant.

We are a holding company and have no direct operations. As a result, we depend upon distributions from Lazard Group to pay any dividends. We expect to continue to cause Lazard Group to pay distributions to us in order to fund any such dividends, subject to applicable law and the other considerations discussed above.
Liquidation, dissolution, or winding up
In the event of the liquidation, dissolution, or winding up of the Company, holders of our common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock (if any).
Redemption, conversion, or preemptive rights
Holders of our common stock have no redemption rights, conversion rights, or preemptive rights to purchase or subscribe for our securities.
Other provisions
There are no redemption provisions or sinking fund provisions applicable to our common stock.
Limitations on Rights of Holders of Common Stock
Pursuant to Delaware law, a company may vary the rights of a class of stock with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that, subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class. As such, the holders of common stock shall not be entitled to vote on any amendment of the Certificate of Incorporation that alters or changes the powers, preferences, rights, or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote thereon pursuant to the Certificate of Incorporation or pursuant to Delaware law as then in effect.
We may issue preferred stock. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. Pursuant to Delaware law, our Certificate of Incorporation, and our By-laws, our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, and other relative participation, optional, or other special rights, qualifications, limitations, or restrictions as may be fixed by the board of directors without any stockholder approval. The rights, preferences, and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that may be issued from time to time. Such rights, preferences, powers, and limitations as may be established could also have the effect of discouraging an attempt to obtain control of the Company.
Board of Directors
Under Delaware law, directors of a Delaware corporation may, by the certificate of incorporation or by an initial by-law, or by a by-law adopted by a vote of the stockholders, be divided into one, two, or three classes (the term of office of those of the first class to expire at the first annual meeting held after such classification becomes effective, the second class one year thereafter, and the third class two years thereafter). At each annual election held after such classification becomes effective, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The existence of a classified board of directors may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling vacancies with its own nominees. Furthermore, our By-laws provide that vacancies may only be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

Additionally, our By-laws provide that any stockholder entitled to vote thereat generally may nominate one or more persons for election as directors at an annual meeting (but not a special meeting) only if written notice of such stockholder’s intent to make such nomination(s) has been received by the Secretary of the Company, generally, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Under our By-laws, directors (of the applicable class then expiring) are elected at an annual meeting of stockholders by a plurality of votes cast at the meeting.
Delaware Anti-Takeover Laws
We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:
•prior to such date, our board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock (with certain exclusions); or
•the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder.
For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.
A “business combination” includes mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.
Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.
Listing and Transfer Agent
Our common stock is listed on the New York Stock Exchange and trades under the symbol “LAZ.” The Transfer Agent for our common stock is Computershare Inc.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those series of preferred stock will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is incorporated by reference herein.
We may issue shares of preferred stock. Shares of preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities.
Under the Company’s Certificate of Incorporation and By-laws, our board of directors by resolution may establish one or more series of preferred stock having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, and other relative participation, optional, or other special rights, qualifications, limitations, or restrictions as may be fixed by the board of directors without any stockholder approval. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of shares of preferred stock could have the effect of delaying, deterring, or preventing a change of control or other corporate action.
The board of directors, in approving the issuance of a class or series of preferred stock, will set forth with respect to such class or series, the following:
•the distinctive serial designation of such series which shall distinguish it from other series;
•the number of shares constituting such series;
•the dividend rate (or method of determining such rate) on the shares of such series, any conditions upon which such dividends shall be paid (such as the relative rights of priority, if any, of the payment of dividends on shares of such series), and the date or dates upon which such dividends shall be payable;
•whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;
•the amount or amounts which shall be payable out of the assets of the Company to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights of priority, if any, of payment of the shares of such series;
•the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events;
•the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;
•the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption, or other acquisition by the Company or any subsidiary of any issued shares of the Company;
•whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights; and
•any other powers, preferences, rights, qualifications, limitations, and restrictions not inconsistent with the DGCL.
The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material United States Federal income tax considerations applicable to such class or series of preferred stock. We currently have 15,000,000 authorized shares of preferred stock. We have no present plans to issue any shares of preferred stock.

DESCRIPTION OF WARRANTS WE MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the applicable warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is incorporated by reference herein.
General
We may issue warrants, including warrants to purchase shares of our common stock and preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.
Other Warrants
The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:
•the title of the warrants;
•the securities (which may include common stock or preferred stock) for which the warrants are exercisable;
•the price or prices at which the warrants will be issued;
•the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•if applicable, the designation and terms of the common stock or preferred stock with which the warrants are issued and the number of the warrants issued with each share of common stock or preferred stock;
•if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;
•if applicable, a discussion of any material United States Federal income tax considerations; and
•any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase for cash or other consideration the number of shares of our preferred stock or shares of our common stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS WE MAY OFFER
For the purposes of this section, references to “we” “our,” “us,” and the “Company” mean Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
The following description of the terms of stock purchase contracts and stock purchase units we may issue sets forth certain general terms and provisions of any stock purchase contracts or stock purchase units to which any prospectus supplement may relate. The particular terms of stock purchase contracts or stock purchase units offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the applicable stock purchase contracts or stock purchase units. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such stock purchase contracts or stock purchase units. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Delaware law, our Certificate of Incorporation, and our By-laws, each of which is filed as an exhibit to this prospectus and is incorporated by reference herein.
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material United States Federal income tax considerations applicable to such stock purchase contracts or stock purchase units.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
For the purposes of this section, references to “Lazard” means Lazard, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.
Lazard Group may offer unsecured general obligations or secured obligations, which may be senior (the “senior debt securities”) or subordinated (the “subordinated debt securities”). The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise provided in a prospectus supplement, the senior debt securities will have the same rank as all Lazard Group’s other unsubordinated debt. The subordinated debt securities may be senior or junior to, or rank pari passu with, Lazard Group’s other subordinated obligations and will be entitled to payment only after payment on Lazard Group’s senior indebtedness. Any debt securities that Lazard Group offers will be fully and unconditionally guaranteed by Lazard.
The senior debt securities and the subordinated debt securities may be issued under the indenture, dated as of May 10, 2005, between Lazard Group and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as supplemented by a supplemental indenture, or may be issued under an indenture to be entered into among Lazard, Lazard Group, and the trustee named in the prospectus supplement, a form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. Certain terms and provisions of any debt securities Lazard Group issues will be set forth in one or more supplemental indentures. When we refer to the indenture in this prospectus, we are referring to the applicable indenture, as supplemented by each applicable supplemental indenture. The following summary is of certain provisions of the form of indenture and certain general features of the debt securities, and this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”), as amended.
The following description summarizes certain general terms and provisions of the debt securities. Other, more particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be summarized in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
•the title,
•any limit on the amount that may be issued,
•the indenture, including any supplemental indenture, under which the debt securities will be issued,
•whether or not Lazard Group will issue the series of debt securities in global form, the terms, and who the depository will be,
•the maturity date,
•the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable, and the regular record dates for interest payment dates or the method for determining such dates,
•whether or not the debt securities will be secured or unsecured and the terms of any secured debt,
•any guarantees,
•the terms of the subordination of any series of subordinated debt,
•the place where payments will be payable,

•Lazard Group’s right, if any, to defer payment of interest and the maximum length of any such deferral period,
•the date, if any, after which, and the price at which, Lazard Group may, at its option, redeem the series of debt securities pursuant to any optional redemption provisions,
•the date, if any, on which, and the price at which Lazard Group are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities,
•whether the indenture will provide for any covenants, including covenants restricting the ability of Lazard Group to pay dividends or incur additional indebtedness,
•a discussion on any material or special United States Federal income tax considerations applicable to the debt securities,
•the denominations in which Lazard Group will issue the series of debt securities, and
•any other specific terms, preferences, rights, or limitations of, or restrictions on, the debt securities.
One or more series of debt securities may be sold at a discount below or premium above their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below or above market rates. Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices, or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices, or other factors to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
Most debt securities to be issued by Lazard Group are expected to be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities which are issued in registered form may be transferred or exchanged at the office of the trustee maintained in the Borough of Manhattan, The City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The following provisions are expected to apply to all debt securities issued by Lazard Group.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the prospectus supplement. It is expected that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters, or agents with respect to the debt securities or by Lazard Group if such debt securities are offered and sold directly by Lazard Group. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of a global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture governing those debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities of such series in definitive form, and will not be considered the owners or holders thereof under the indenture governing such debt securities.
Payments of principal, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of Lazard Group, the trustee for the debt securities, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.
It is expected that the depositary for a series of debt securities issued by Lazard Group or its nominee, upon receipt of any payment of principal, premium, or interest in respect of a permanent global security representing the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for the debt securities as shown on the records of the depositary or its nominee. It is also expected that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable, or ineligible to continue as depositary and a successor depositary is not appointed by Lazard Group within 90 days, Lazard Group will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. In addition, Lazard Group may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities of a series represented by one or more global securities, and, in such event, will issue definitive debt securities of that series in exchange for the global security or securities representing that series of debt securities. If definitive debt securities are issued, an owner of a beneficial interest in a global security will be entitled to physical delivery of definitive debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name.
Certain Covenants
The covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities and described in a prospectus supplement.

Merger, Consolidation, or Sale of Assets
The indenture will provide that Lazard Group shall not merge, consolidate, or amalgamate with or into any other person (other than a merger of a wholly owned subsidiary into Lazard Group) or sell, transfer, assign, lease, convey, or otherwise dispose of all or substantially all its property in any one transaction or series of related transactions unless:
(a)Lazard Group shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Lazard Group) formed by such merger, consolidation, or amalgamation or to which such sale, transfer, assignment, lease, conveyance, or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Australia, Bermuda, Canada, Japan, Sweden, the United Kingdom, or any country that is a member of the European Monetary Union and was a member of the European Monetary Union on January 1, 2004,
(b)the Surviving Person (if other than Lazard Group) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Lazard Group,
(c)immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and
(d)Lazard Group shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.
For the purposes of the foregoing covenant, the indenture will provide that the sale, transfer, assignment, lease, conveyance, or other disposition of all the property of one or more subsidiaries of Lazard Group, which property, if held by Lazard Group instead of such subsidiaries, would constitute all or substantially all the property of Lazard Group on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of Lazard Group.
Additional Amounts
If, following a transaction to which the provisions of the indenture described above under “—Merger, Consolidation, or Sale of Assets” applies, the Surviving Person is organized other than under the laws of the United States of America, any state thereof or the District of Columbia, the indenture will provide that all payments made by the Surviving Person under, or with respect to, the debt securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment, or other governmental charge (including penalties, interest, and other liabilities related thereto), which we collectively refer to in this prospectus as the “Taxes,” imposed or levied by or on behalf of the jurisdiction of organization of the Surviving Person or any political subdivision thereof or taxing authority therein, which we refer to in this prospectus as a “Taxing Jurisdiction,” unless the Surviving Person is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.
If the Surviving Person is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the debt securities, the Surviving Person will pay such additional amounts, which we refer to in this prospectus as “Additional Amounts,” as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to: (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, or corporation) and a Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Surviving Person’s country of incorporation of such note); (2) any Taxes that are imposed or withheld by reason of the failure by the relevant holder or the beneficial owner of the debt securities to comply with a written request of the Surviving Person addressed to such holder, after reasonable notice, to provide certification, information, documents, or other evidence concerning the nationality, residence or identity of such holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation, or administrative practice of the applicable Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of withholding or deduction of, all or part of such Taxes; (3) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any law implementing any such agreement) entered into in connection with the implementation thereof; or (4) any Taxes that are payable otherwise than by deduction or withholding from payments made under or with respect to the debt securities; (5) any estate, inheritance, gift, sales, excise, transfer, personal property tax, or similar tax, assessment, or governmental charge; or (6) any combination of the items (1) through (5) above; nor shall the Surviving Person be required to pay Additional Amounts (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period), or (b) with respect to any payment of principal of (or premium, if any, on) or interest on such note to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member, or beneficial owner been the actual holder of such note.
The indenture will provide that the foregoing provisions will survive any termination or discharge of the indenture and any defeasance of the debt securities.
Events of Default
Under the indenture, each of the following will constitute an event of default with respect to a series of debt securities:
(1)a default in payment of the principal amount or redemption price with respect to any debt security when such amount becomes due and payable,
(2)Lazard Group’s failure to pay interest (including additional interest, if applicable) on any debt security within 30 days of when such amount becomes due and payable,
(3)Lazard Group’s failure to comply with any of its covenants or agreements in the indenture or the debt securities (other than a failure that is subject to the foregoing clause (1) or (2)) and Lazard Group’s failure to cure (or obtain a waiver of) such default and such failure continues for 60 days after written notice is given to Lazard Group as provided below,
(4)a default under any debt for money borrowed by Lazard Group or any subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $25.0 million (or its foreign currency equivalent at the time) without such debt having been discharged or acceleration having been rescinded or annulled within 10 days after receipt by Lazard Group of notice of the default by the trustee or holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding,
(5)any judgment or judgments for the payment of money (to the extent not insured by a reputable and creditworthy insurer that has not contested coverage with respect to the underlying claim) in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against Lazard Group or any subsidiary and that shall not be waived, satisfied, or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect, and
(6)certain events of bankruptcy, insolvency, or reorganization affecting Lazard Group or any significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.
A default under clause (3) will not be an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify Lazard Group of the default and Lazard Group does not cure such default within the time specified after receipt of such notice. Such notice will be required to specify the default, demand that it be remedied, and state that such notice is a “Notice of Default.”
The indenture will require Lazard Group to deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officers’ certificate of any event of default and any event which with the giving of notice or the lapse of time or both would become an event of default, its status, and what action Lazard Group is taking or proposes to take with respect thereto.
The indenture will provide that, if an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency, or reorganization with respect to Lazard Group) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to Lazard Group in writing (and to the trustee, if given by holders of such debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities in such series then outstanding, plus accrued but unpaid interest to the date of acceleration. The indenture will provide that, in case an event of default resulting from certain events of bankruptcy, insolvency, or reorganization with respect to Lazard Group shall occur, such amount with respect to all the debt securities shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities. The indenture will provide that, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium, or interest, have been cured or waived as provided in the indenture.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability, or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. No holder of debt securities will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(a)such holder has previously given to the trustee written notice of a continuing event of default,
(b)the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and
(c)the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
However, such limitations will not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

The indenture will provide that, if a default with respect to the debt securities occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. The indenture will provide that the trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding notice is in the interests of the holders of the debt securities.
The indenture will require Lazard Group to furnish to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate regarding compliance with the indenture.
Modification and Waiver
The indenture will provide that modifications and amendments of the indenture as it applies to a series of debt securities may be made by Lazard Group and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series.
The indenture will provide that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,
•make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement, or waiver,
•reduce the rate of or extend the time of payment for interest on any debt security,
•reduce the principal amount or extend the stated maturity of any debt security,
•reduce the redemption price of any debt security or add redemption provisions to any debt security,
•make any debt security payable in money other than that stated in the indenture or the debt security, or
•impair the right to institute suit for the enforcement of any payment with respect to the debt securities.
The indenture will provide that, without the consent of any holder, Lazard Group and the trustee may amend the indenture to cure any ambiguity, omission, defect, or inconsistency, to provide for the assumption by a successor of its obligations under the indenture as permitted thereunder, to provide for the issuance of additional debt securities in accordance with the limitations set forth in the indenture, or to make any other change that does not adversely affect the rights of any holder.
The indenture will provide that the holders of at least a majority in principal amount of the then outstanding debt securities of a series affected may waive compliance by Lazard Group with certain restrictive provisions of the indenture. The indenture will provide that the holders of at least a majority in principal amount of the then outstanding debt securities of a series may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security in a series.
Defeasance
The indenture will provide that Lazard Group may terminate at any time all its obligations with respect to any series of debt securities and the applicable indenture, which is referred to in this prospectus as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost, or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. In addition, the indenture will provide that Lazard Group may also terminate at any time its obligations with respect to any series of debt securities with respect to certain covenants that are described in the applicable indenture, which is referred to in this prospectus as “covenant defeasance,” except for certain covenants, including the covenant to make payments in respect of the principal, premium, if any, and interest on the debt securities. In the event covenant defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization, and insolvency events) described under “—Events of Default” will no longer constitute events of default with respect to the debt securities. The indenture will provide that Lazard Group may exercise the legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.
The indenture will provide that, if Lazard Group exercises its legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default with respect thereto. The indenture will provide that, if Lazard Group exercises the covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default specified in clause (3) under “—Events of Default.”
The indenture will provide that the legal defeasance option or the covenant defeasance option with respect to a series of debt securities may be exercised only if:
(a)Lazard Group irrevocably deposits in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on such debt securities to maturity or redemption, as the case may be,
(b)Lazard Group delivers to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the debt securities to maturity or redemption, as the case may be,
(c)123 days pass after the deposit is made and during the 123-day period no default described in clause (6) under “—Events of Default” occurs with respect to Lazard Group that is continuing at the end of the period,
(d)no default or event of default has occurred and is continuing on the date of such deposit,
(e)such deposit does not constitute a default under any other agreement binding Lazard Group,
(f)in the case of the legal defeasance option, Lazard Group delivers to the trustee an opinion of counsel stating that:
(1)Lazard Group has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(2)since the date of the indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain, or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred,
(g)in the case of the covenant defeasance option, Lazard Group delivers to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain, or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and
(h)Lazard Group delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of such debt securities have been complied with as required by the indenture.
Discharge of the Indenture
The indenture will provide that, when (i) Lazard Group delivers to the trustee all outstanding debt securities of a series (other than debt securities replaced because of mutilation, loss, destruction, or wrongful taking) for cancellation or (ii) all outstanding debt securities of a series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year, and Lazard Group irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of a series, including interest thereon, and if in either case Lazard Group pays all other sums related to such debt securities payable under the indenture by Lazard Group, then the indenture shall, subject to certain surviving provisions, cease to be of further effect as to all outstanding debt securities of such series. The trustee will be required to acknowledge satisfaction and discharge of the indenture with respect to such series of debt securities on Lazard Group’s demand accompanied by an officers’ certificate and an opinion of counsel of Lazard Group.
Regarding the Trustee
The indenture will provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the TIA that are incorporated by reference therein will contain limitations on the rights of the trustee, should it become one of Lazard Group’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with Lazard Group or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the TIA), it must eliminate such conflict or resign.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.
Guarantees
Debt securities issued by Lazard Group will be fully and unconditionally guaranteed by Lazard. Unless otherwise specified in a prospectus supplement, each guarantee will be an unsecured unsubordinated obligation of Lazard. The applicable prospectus supplement will describe the terms of any guarantees that may be offered pursuant to this prospectus.
Provisions Applicable Only To Subordinated Debt Securities
As set forth in a prospectus supplement, the subordinated debt securities may be senior or junior to, or rank pari passu with, Lazard Group’s other subordinated obligations and will be subordinated to all of Lazard Group’s existing and future senior indebtedness, as may be defined in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell our securities, and any selling security holder may offer and sell securities covered by this prospectus, in any one or more of the following ways from time to time:
•through agents;
•to or through underwriters;
•through brokers or dealers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•directly by us or any selling security holders to purchasers, including through a specific bidding, auction, or other process; or
•through a combination of any of these methods of sale.
We will describe in a prospectus supplement the particular terms of the offering of the securities, which may include the following:
•the names of any underwriters, dealers, agents, or other counterparties;
•the purchase price of the securities and the net proceeds, if any, we will receive from the sale;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•details regarding any over-allotment options under which underwriters may purchase additional securities from us or any selling security holders;
•any securities exchanges on which the securities of the series may be listed; and
•any other information we think is material.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities directly or through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts, or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents, or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions, or concessions received by any of those underwriters, broker-dealers, agents, or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers, or agents, any discounts, commissions, concessions, and other items constituting compensation from us, and any discounts, commissions, or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers, or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers, or dealers may be required to make.

VALIDITY OF THE SECURITIES
The validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, NY. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
The financial statements of Lazard, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Lazard, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Lazard, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale or distribution of the securities registered under this registration statement.

Amount
Securities and Exchange Commission filing fee	$ *
Legal fees and expenses	$ **
Accounting fees and expenses	$ **
Miscellaneous (including any applicable listing fees, printing and engraving expenses, and Transfer Agent’s fees and expenses)	$ **
Total	$ **
__________________
*    Under Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), applicable United States Securities and Exchange Commission (the “Commission”) registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement and are therefore not estimable at this time.
**    These fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances and, accordingly, are not estimable at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Lazard, Inc.
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions made to a director, (4) for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made with respect to any claim, issue, or matter as to which he or she will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court will deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Lazard, Inc.’s certificate of incorporation provides that no director or officer of Lazard, Inc. shall be liable to Lazard, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (including with regard to any actions taken or omitted as a director or officer of Lazard Ltd, whether taken or omitted prior to the effective time upon which Lazard Ltd changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to Lazard, Inc., in connection with the discontinuance of Lazard Ltd in Bermuda or the continuance of Lazard, Inc. in the State of Delaware or otherwise) except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duty, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director or officer will be subject to liability for breach of the director’s or officer’s duty of loyalty to Lazard, Inc., for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director or officer, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s or officer’s responsibilities under any other law, such as federal securities laws or state or federal environmental laws.
Lazard, Inc.’s by-laws also provide that Lazard, Inc. shall indemnify and hold harmless to the fullest extent permitted by law any and all of its directors and officers, or former directors and officers, or any person who serves or served at Lazard, Inc.’s request as a director, officer, employee, or agent of any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund, or other enterprise. For purposes of the indemnification described in this paragraph, references to Lazard, Inc. include Lazard Ltd as incorporated under Bermuda law prior to the continuance of its existence under Delaware law as Lazard, Inc. Lazard, Inc. will remain obligated on any indemnification obligations of Lazard Ltd arising prior to the Domestication.
Lazard, Inc. maintains directors’ and officers’ insurance policies that cover its directors and officers.
Subject to limitations imposed by Delaware law, Lazard, Inc. may enter into agreements that provide indemnification to the directors, officers, and other persons serving at our request as a director, officer, employee, or agent of another enterprise for all actions, liabilities, losses, damages, or expenses incurred or suffered by the indemnified person arising out of such person’s service in such capacity.
Lazard Group LLC
Section 108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
Lazard Group LLC is a limited liability company organized under the laws of the State of Delaware.
The Third Amended and Restated Operating Agreement (“Operating Agreement”) of Lazard Group LLC provides that no director of Lazard Group LLC shall be liable to Lazard Group LLC or its members for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DLLCA as currently in effect or as the same may be amended.
Lazard Group LLC’s Operating Agreement also provides that Lazard Group LLC will indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was (i) a director or officer of Lazard Group LLC, (ii) a director or officer of Lazard, Inc., or (iii) serving at the request of Lazard Group LLC as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise or person to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment would permit Lazard Group LLC to provide broader indemnification rights than said law permitted Lazard Group LLC to provide prior to such amendment), if Lazard Group LLC were a corporation organized under the DGCL. Such indemnification rights shall not apply in connection with any action, suit, or proceeding initiated by such person, unless the action, suit, or proceeding was authorized by the board of directors of Lazard Group LLC.
The indemnification provided for by Lazard Group LLC’s Operating Agreement and Delaware law is not exclusive of any other rights of indemnification, and a company may maintain insurance against liabilities for which indemnification is not expressly provided by the DLLCA. Lazard Group LLC maintains directors’ and officers’ insurance policies that cover its directors and officers.
Item 16. Exhibits.
(a)    The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description

1.1	Form of Debt Securities Underwriting Agreement.**

1.2	Form of Equity Securities Underwriting Agreement.**

1.3	Form of Common Stock Underwriting Agreement.**

3.1	Certificate of Incorporation of Lazard, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report (File No. 001-32492) on Form 8-K filed on January 2, 2024).

3.2	By-laws of Lazard, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report (File No. 001-32492) on Form 8-K filed on January 2, 2024).

3.3	Certificate of Formation of Lazard Group LLC (incorporated by reference to Exhibit 3.1 to Lazard Group LLC’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005).

3.4
Certificate of Amendment of Certificate of Formation of Lazard Group LLC (incorporated by reference to Exhibit 3.2 to Lazard Group LLC’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005).

3.5
Third Amended and Restated Operating Agreement of Lazard Group LLC, dated as of March 31, 2023 (incorporated by reference to Exhibit 3.3 to Lazard Group LLC’s Quarterly Report (File No. 333-126751) on Form 10-Q filed on May 2, 2023).

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report (File No. 001-32492) on Form 8-K filed on January 2, 2024).

4.2
Indenture, dated as of May 10, 2005, by and between Lazard Group LLC and The Bank of New York (now known as The Bank of New York Mellon), as trustee (incorporated by reference to Exhibit 4.1 to Lazard Group LLC’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005).

4.3
Seventh Supplemental Indenture, dated as of November 4, 2016, between Lazard Group LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-32492) filed on November 7, 2016).

4.4
Eighth Supplemental Indenture, dated as of September 19, 2018, between Lazard Group LLC and the Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-32492) filed on September 19, 2018).

Exhibit No.	Description

4.5
Ninth Supplemental Indenture, dated as of March 11, 2019, between Lazard Group LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-32492) filed on March 11, 2019).

4.6
Tenth Supplemental Indenture, dated as of March 12, 2024, between Lazard Group LLC and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-32492) filed on March 12, 2024).

4.7
Eleventh Supplemental Indenture, dated as of December 12, 2024, among Lazard Group LLC, Lazard, Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-32492) filed on December 12, 2024).

4.8	Form of Senior Note (included in Exhibits 4.3, 4.4, 4.5, and 4.6).

4.9	Form of Warrant Agreement.**

4.10	Form of Warrant Certificate.**

4.11	Form of Stock Purchase Unit Agreement.**

4.12	Form of Stock Purchase Unit Certificate.**

4.13	Form of Stock Purchase Contract Agreement.**

4.14	Form of Stock Purchase Contract Certificate.**

4.15	Form of Guarantee.**

4.16	Form of Debt Securities Indenture.*

5.1	Opinion of Sullivan & Cromwell LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

25.1	Statement of Eligibility of The Bank of New York Mellon on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Indenture dated as of May 10, 2005.*

25.2	Statement of Eligibility of a Trustee to be named later on Form T-1 for the form of indenture referenced as Exhibit 4.16 above.***

107	Calculation of Filing Fee Table.*
__________________
*    Filed herewith.
**    To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by Lazard, Inc. in connection with a specific offering, and incorporated herein by reference.
***    To be filed as a 305B2 application later, if needed.
Item 17. Undertakings.
(a)Each undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of Item 512 of Regulation S-K do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Lazard, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)If the registrant is relying on Rule 430B:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Lazard, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of such registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of March, 2025.

Lazard, Inc.

By:	/s/ Peter R. Orszag
	Name:	Peter R. Orszag
	Title:	Chief Executive Officer and Chairman
Power of Attorney
The undersigned directors and officers do hereby constitute and appoint Christian A. Weideman and Shari Soloway and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of March, 2025.

Signature	Title

/s/ Peter R. Orszag	Chief Executive Officer and Chairman (Principal Executive Officer)
Peter R. Orszag

/s/ Mary Ann Betsch	Chief Financial Officer (Principal Financial Officer)
Mary Ann Betsch

/s/ Michael Gathy	Chief Accounting Officer (Principal Accounting Officer)
Michael Gathy

/s/ Dan Schulman	Lead Independent Director
Dan Schulman

/s/ Ann-Kristin Achleitner	Director
Ann-Kristin Achleitner

/s/ Andrew M. Alper	Director
Andrew M. Alper

/s/ Stephen R. Howe Jr.	Director
Stephen R. Howe Jr.

/s/ Michelle Jarrard	Director
Michelle Jarrard

/s/ Iris Knobloch	Director
Iris Knobloch

/s/ Jane L. Mendillo	Director
Jane L. Mendillo

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of March, 2025.

Lazard Group LLC

By:	/s/ Peter R. Orszag
	Name:	Peter R. Orszag
	Title:	Chief Executive Officer and Chairman
Power of Attorney
The undersigned directors and officers do hereby constitute and appoint Christian A. Weideman and Shari Soloway and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 14th day of March, 2025.

Signature	Title

/s/ Peter R. Orszag	Chief Executive Officer and Chairman (Principal Executive Officer)
Peter R. Orszag

/s/ Mary Ann Betsch	Chief Financial Officer (Principal Financial Officer)
Mary Ann Betsch

/s/ Michael Gathy	Chief Accounting Officer (Principal Accounting Officer)
Michael Gathy

/s/ Dan Schulman	Lead Independent Director
Dan Schulman

/s/ Ann-Kristin Achleitner	Director
Ann-Kristin Achleitner

/s/ Andrew M. Alper	Director
Andrew M. Alper

/s/ Stephen R. Howe Jr.	Director
Stephen R. Howe Jr.

/s/ Michelle Jarrard	Director
Michelle Jarrard

/s/ Iris Knobloch	Director
Iris Knobloch

/s/ Jane L. Mendillo	Director
Jane L. Mendillo